UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: March 17, 2010
(Date of earliest event reported)

LTC PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No)

31365 Oak Crest Drive, Suite 200 Westlake Village, CA 91361
(Address of principal executive offices)

(805) 981-8655
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. — Material Definitive Agreement

On March 17, 2010, LTC Properties, Inc. (“LTC”) announced Bank of America, N.A. has signed a $30 million Commitment Amount Increase Request that will add Bank of America, N.A. to LTC’s three-year Unsecured Credit Agreement, dated July 17, 2008.  This additional commitment provides LTC a total availability of $110 million under its Unsecured Credit Agreement.

Bank of America, N.A.  becomes an additional lender under the Unsecured Credit Agreement, which currently has Bank of Montreal, Chicago Branch as the Administrative Agent, BMO Capital Markets, as Co-Lead Arranger and Book Manager, Key Bank National Association as Co-Lead Arranger and Syndication Agent, and Raymond James Bank, FSB and Royal Bank of Canada as additional lenders.

The Credit Agreement provides a revolving line of credit with no scheduled maturities other than the maturity date of July 17, 2011, and allows LTC to borrow at the same interest rates applicable to borrowings under its prior credit agreement.  As of March 17, 2010, LTC had $28.5 million outstanding under the Unsecured Credit Agreement.

A copy of the Unsecured Credit Agreement, previously filed on July 18, 2008 as Exhibit 10.1 to the LTC's Current Report on Form 8-K, is incorporated by reference herein.

Item 9.01. — Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

None.

(b) Pro Forma Financial Information

None.

(d) Exhibits.

10.1	Credit Agreement dated as of July 17, 2008 among LTC Properties, Inc. and Bank of Montreal, Chicago Branch is the Administrative Agent, BMO Capital Markets, is Co-Lead Arranger and Book Manager, Key Bank National Association is Co-Lead Arranger and Syndication Agent. (incorporated by reference to Exhibit 10.1 to LTC Properties, Inc.’s Current Report on Form 8-K filed July 18, 2008)

10.2	Commitment Amount Increase Request dated as of March 15, 2010

99.1	Press Release issued March 17, 2010.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated:	March 17, 2010	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
CEO & President